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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                           -------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                   13-2740599
              ------------                                ------------
(State of incorporation or organization)               (I.R.S. Employer
                                                       Identification No.)
         4 World Financial Center
          New York, New York
      ----------------------------                            10080
(Address of principal executive offices)                    ---------
                                                           (Zip Code)

If this form relates to the registration of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-52822
---------

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class               Name of each exchange on which
         to be so registered               each class is to be registered
         -------------------               ------------------------------

Strategic Return Notes/SM/ Linked to the
Select Ten Index due February  , 2007           American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)

                                       1

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Item 1.           Description of Registrant's Notes to be Registered.
                  --------------------------------------------------

     The description of the general terms and provisions of the Strategic Return Notes/SM/ Linked to the Select Ten Index due February , 2007 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated January 29, 2002, and the Prospectus dated January 24, 2001, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-52822 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.       Exhibits.
              --------

          99 (A) Preliminary Prospectus Supplement dated January 29, 2002, and Prospectus dated January 24, 2001, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

          99 (B)     Form of Note.

          99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

     Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.




* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July
         20, 1992.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    MERRILL LYNCH & CO., INC.




                                    By:         /s/ Andrea L. Dulberg
                                         ---------------------------------------
                                                    Andrea L. Dulberg
                                                        Secretary

Date: February 26, 2002

                                       3

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549






                            MERRILL LYNCH & CO., INC.






                                    EXHIBITS
                                       TO
                        FORM 8-A DATED FEBRUARY 26, 2002


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                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.
----------

99 (A)         Preliminary Prospectus Supplement dated
               January 29, 2002, and Prospectus dated
               January 24, 2001 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)         Form of Note.

99 (C)         Copy of Indenture between Merrill Lynch & Co., Inc.
               and JPMorgan Chase Bank, formerly
               Chemical Bank (successor by merger to
               Manufacturers Hanover Trust Company),
               dated as of April 1, 1983, as amended and restated.*

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.